OPTINOSE, INC.
FORM OF WARRANT TO PURCHASE COMMON STOCK

Warrant No.	Number of Shares:

Date of Issuance: November 23, 2022 (“Issuance Date”)

CUSIP: 68404V118
OptiNose, Inc. a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _______ or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), ________ fully paid non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”), subject to adjustment as provided herein. This Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”) is one of the Warrants to Purchase Common Stock (the “Warrants”) issued in connection with the transactions contemplated by that certain Underwriting Agreement (the “Underwriting Agreement”), dated November 21, 2022, between the Company and Piper Sandler & Co., as representative of the underwriters named therein. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. Unless the Warrants are issued in paper form for a Holder, this Warrant shall, other than in respect of such Holder, initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of this Warrant.
1. Exercise of Warrant.
(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time, in whole or in part, by delivery (whether via electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant for Warrant Shares, to the Company or Warrant Agent (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company). Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, only if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined below). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder (until the Warrant has been exercised in full). Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company or the Warrant Agent until the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company or the Warrant Agent for cancellation (or shall deliver to the Company a reasonable affidavit of loss and indemnity undertaking in lieu thereof) within three (3) Trading Days of the date on which the final Exercise Notice is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) is delivered to the Company (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares pursuant to this Section 1(a), the “Delivery Date”), the Company shall credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian system provided that the Transfer Agent is then a participant in the DTC Fast Automated Securities Transfer Program (“FAST”) and either (x) there is an effective registration statement permitting the issuance of such Warrant Shares to or resale of such Warrant Shares by the Holder or (y) such Warrant Shares are eligible for resale by the Holder without limitations pursuant to Rule 144 promulgated under the Securities Act, and otherwise issue such Warrant Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Company agrees to maintain a transfer agent that is a participant in FAST so long as this Warrant remains outstanding and exercisable. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, if the Holder is exercising this Warrant for Warrant Shares, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the book entry positions evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver or cause to be issued and delivered to the Holder (or its designee) a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver or cause to be issued and delivered Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver or cause to be delivered Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) with respect to such exercise. If the Company fails to deliver or cause to be delivered to the Holder the Warrant Shares pursuant to this Section 1(a) by the Delivery Date, then the Holder will have the right to rescind such exercise by delivering written notice to the Company at any time prior to the Company delivering or causing the delivery of such Warrant Shares. Notwithstanding anything to the contrary herein, the Company and Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for any and all purposes hereunder (including, without limitation, the delivery of any exercise hereunder) and is entitled to rely on instruction from such registered Holder of this Warrant without liability. Notwithstanding anything to the contrary in this Section 1(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 1(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise and complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agent Agreement, in which case this sentence shall not apply.
(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $2.565 per share, subject to adjustment as provided herein.
(c) Company’s Failure to Timely Deliver Securities. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder or its designee the required number of Warrant Shares in accordance with the provisions of Section 1(a) above pursuant to an exercise on or before the Delivery Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. The Company shall pay any payments incurred under this Section 1(c) in immediately available funds upon demand.
(d) Cashless Exercise. If at the time of exercise hereof, there is no effective registration statement registering, or the prospectus therein is not available for, the issuance of the Warrant Shares to the Holder, the Holder may exercise this Warrant in whole or in part by, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, receiving upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

        Net Number     =        (A x B) - (A x C)
                             B

For purposes of the foregoing formula:

        A =        the total number of shares with respect to which this Warrant is then being exercised.

        B =        as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the Weighted Average Price on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

        C =        the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
If Warrant Shares are issued in such a Cashless Exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares (provided that the Securities and Exchange Commission (the “SEC”) continues to take the position that such treatment is proper at the time of such exercise). The Company agrees not to take any position contrary to this Section 1(d). For the avoidance of doubt, the Holder may utilize Cashless Exercise as contemplated by this Section 1(d) only if at the time of exercise hereof, there is no effective registration statement registering, or the prospectus therein is not available for, the issuance of the Warrant Shares to the Holder. In all other scenarios, the Holder shall only be permitted to exercise this Warrant in cash in accordance with Section 1(a).
(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 10.
(f) Beneficial Ownership. The Holder shall be prohibited from exercising this Warrant if, immediately prior to or following such exercise (or portion of such exercise thereof), the Holder, together with its Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Securities

Exchange Act of 1934, as amended (the “1934 Act”), more than 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) (the “Maximum Percentage”) of the issued and outstanding Common Stock or any other class of equity security (other than an exempted security) of the Company that is registered pursuant to Section 12 of the 1934 Act. For purposes of calculating beneficial ownership, the aggregate number of shares of Common Stock beneficially owned by the Holder, together with its Attribution Parties, shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted portion of this Warrant beneficially owned by the Holder, together with its Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder, together with its Attribution Parties (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 1(f), beneficial ownership shall be calculated and determined in accordance with Section 13(d) of the 1934 Act and the rules promulgated thereunder, it being acknowledged and agreed that the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any written other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within two (2) Business Days confirm to the Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Company the number of shares of Common Stock that it, its Affiliates or any other Attribution Party owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to exercising this Warrant. Any purported delivery of any number of shares of Common Stock or any other security upon exercise of this Warrant shall be void and have no effect to the extent, but only to the extent, that before or after such delivery, the exercising Holder, together with its Affiliates and any other Attribution Party would have beneficial ownership in excess of the Maximum Percentage. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that any increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.
(g) Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other Purchase Rights (as defined below) of Persons other than the Holder (taking into account the adjustments and restrictions of Section 2). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all actions as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or of any contract to which the Company or any of its subsidiaries is bound.
2. Adjustment of Exercise Price and Number of Warrant Shares Upon Certain Events.
(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Issuance Date and in accordance with the terms of such stock on the Issuance Date or as amended, that is payable in shares of Common Stock or in Options or Convertible Securities, (ii) subdivides (by any stock split, recapitalization, or otherwise) its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) through (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

(b) Pro Rata Distributions. If, on or after the Issuance Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of all of its shares of Common Stock by way of return of capital or otherwise for no consideration (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 2(a), any distribution of Purchase Rights subject to Section 2(c) and any Fundamental Transaction (as defined below) subject to Section 3) (a “Distribution”) then, in each such case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such Distribution by a fraction, of which the denominator shall be the Weighted Average Price determined as of the record date mentioned above, and of which the numerator shall be such Weighted Average Price on such record date less the then per share fair market value at such record date of the portion of such Distribution so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. The adjustment shall be described in a statement provided to the Holder. Such adjustment shall be made whenever any such Distribution is made and shall become effective immediately after the record date mentioned above.
(c) Purchase Rights. If at any time on or after the Issuance Date and on or prior to the Expiration Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation). As used in this Section 2(c), “Convertible Securities” mean any capital stock, debt, securities or other contractual rights (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) or (b) of this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment, the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
(e) Calculations. All calculations under this Section 2 shall be made to the nearest one ten-thousandth of one cent or the nearest share, as applicable.
(f) Adjustment to Exercise Price Upon Issuance of Common Stock. Except as provided in Section 2(g) and except in the case of an event described in either Section 2(a) through Section 2(c) or Section 2(i), if the Company shall, at any time or from time to time after the Issuance Date, issue or sell, or in accordance with Section 2(h) is deemed to have issued or sold, any shares of common stock without consideration or for consideration per share (the “New Issuance Price”) less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the New Issuance Price.
(g) Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.
(h) Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price under Section 2(f) hereof, the following shall be applicable:

(i)    Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Issuance Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 2(h)(v)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities without giving effect to any anti-dilution or similar adjustment unless and until triggered (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price pursuant to Section 2(f)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 2(f)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 2(h)(iii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities or the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 2(h).
(ii)    Issuance of Options. If the Company shall, at any time or from time to time after the Issuance Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 2(h)(v)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options without giving effect to any anti-dilution or similar adjustment unless and until triggered (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 2(f)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 2(f)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 2(h)(iii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.
(iii)    Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Convertible Securities or Options referred to in Section 2(h)(i) or Section 2(h)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 2(h)(i) or Section 2(h)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 2(h)(i) or Section 2(h)(ii) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 2(h)(ii) hereof or any Convertible Securities referred to in Section 2(h)(i) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 2) the Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 2 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Exercise Price then in effect is reduced.

(iv)    Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 2 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Exercise Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 2 to the Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.
(v)    Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Issuance Date, issue or sell, or is deemed to have issued or sold in accordance with Section 2(h), any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith by the Company’s Board of Directors.
(vi)    Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 2.
(i) Adjustment to Exercise Price Upon Reorganization, Reclassification, Consolidation or Merger. To the extent not provided in Section 3 herein, in the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company's assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 2(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance as determined by the Board of Directors of the Company in its reasonable discretion) shall be made with respect to the Holder's rights under this Warrant to insure that the provisions of this Section 2 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 2(i) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant as determined by the Company’s Board of Directors in its reasonable discretion, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.
(j) Certain Events. If any event of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the Exercise Price and, if applicable, the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 2; provided, that no such adjustment pursuant to this Section 2(i) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 2.
(k) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 2, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent and will issue a new Warrant to the Holder reflecting such calculations.
3. Fundamental Transactions. If (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50.1% of the voting securities of the surviving entity, (ii) the Company effects any sale, lease, assignment, transfer, conveyance or other distribution of all or substantially all of its assets to a third party, in each case, in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which at least holders of a majority of the outstanding shares of Common Stock tender or exchange their shares for other securities, cash or property, (iv) the Company, directly or indirectly, in one or more related transactions, effects any reorganization, recapitalization or reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 2(a) above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (in any such case, a “Fundamental Transaction”), then the registered holder shall have the right thereafter to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of the Warrant without regard to any limitations on exercise contained in the Warrant (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person shall assume the Warrant and the obligation to deliver to the registered holder, such Alternate Consideration as, in accordance with the foregoing provisions, the registered holder may be entitled to receive, and the other obligations under the Warrant. Notwithstanding the foregoing at the request of the registered holder delivered at any time commencing on the earlier to occur of the public disclosure of a completed Fundamental Transaction or the consummation of any Fundamental Transaction through the date that is ninety (90) days after the later to occur of (i) the public disclosure of such Fundamental Transaction , (ii) the consummation of such Fundamental Transaction and (iii) the registered holder becoming aware of such Fundamental Transaction if such Fundamental Transaction was not publicly disclosed, the Company or the Successor Entity (as the case may be) shall purchase the Warrant from the registered holder on the date of such request by paying to the registered holder cash in an amount equal to the Black Scholes Value (as defined below). For purposes hereof, “Black Scholes Value” means the value of the unexercised portion of the Warrant remaining on the date of the registered holder’s request pursuant, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earlier to occur of the public disclosure or consummation of the applicable Fundamental Transaction and ending on the Trading Day of the registered holder’s request pursuant to this Section and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the of date of the Holder’s request pursuant to this Section, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of the Warrant as of the date of the Holder’s request pursuant to this Section and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the registered holder’s request pursuant to this Section if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 70% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earlier to occur of the public disclosure or consummation of the applicable Fundamental Transaction.
4. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or by-laws, or through any reorganization, transfer of assets, consolidation, merger, scheme, arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all commercially reasonable actions as may be necessary to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all actions necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).
5. Warrant Holder not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of any corporate action required to be specified in such notice; provided, further, that the Company shall not be obligated to provide such notice or information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.
6. Reissuance of Warrants.
(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver or cause to be issued and delivered upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
(b) Lost, Stolen or Mutilated Warrant. In the event of any loss, theft or destruction of a Warrant for which the Company and the Warrant Agent shall have received from the Holder an indemnification reasonably satisfactory to the Company and the Warrant Agent holding the Warrant Agent and Company harmless, the Warrant Agent shall issue replacement Warrants in a form mutually agreed to by the Warrant Agent and the Company (in accordance with Section 6(d)) for those certificates alleged to have been lost, stolen or destroyed, absent notice to the Warrant Agent that such certificates have been acquired by a bona fide purchaser and, at the Company’s or the Warrant Agent’s request, reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.
(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, the Holder shall, at the Company’s or Warrant Agent’s request, reimburse the Company and the Warrant Agent of all reasonable expenses incidental thereto, and such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
7. Notices (Including of Certain Events). Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or electronic mail or (b) from outside the United States, by internationally recognized overnight carrier or electronic mail, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by internationally recognized overnight carrier, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to the email address specified in this Section 7 prior to 5:00 p.m. (New York time) on a Trading Day, and (E) the next Trading Day after the date of transmission, if delivered by electronic mail to the email address specified in this Section 7 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day, and will be delivered and addressed as follows:
(i) If to the Company, to:
OptiNose, Inc.
1020 Stony Hill Road, Suite 300
Yardley, PA 19067
Attention: Chief Financial Officer
e-mail: warrants@optinose.com
with a required copy to:

OptiNose, Inc.
1020 Stony Hill Road, Suite 300
Yardley, PA 19067
Attention: Chief Legal Officer
e-mail: legal@optinose.com

(ii) if to the Holder, at such address or other contact information as is on the books and records of the Company or Warrant Agent which Holder may update from time to time by delivering notice to the Company in accordance with this Section 7.

(iii)     if to the Warrant Agent, to:
Broadridge Corporate Issuer Solutions, Inc.,
51 Mercedes Way
Edgewood, NY 11717
Attn: Corporate Actions Department

with a copy to:

Broadridge Financial Solutions, Inc.
2 Gateway Center
Newark, New Jersey 07102,
and a copy via email to legalnotices@broadridge.com
in each case, Attention: General Counsel

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment; and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to all of the record holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided, further, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.
Notwithstanding any other provision of this Warrant, where this Warrant provides for notice of any event to the Holder, if this Warrant is held in global form by DTC (or any successor depositary), such notice shall be sufficiently given if given to DTC (or any successor depositary) pursuant to the procedures of DTC (or such successor depositary).
8. Amendment and Waiver. The provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
9. Governing Law; Jury Trial. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. THE COMPANY AND HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND EACH AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
10. Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause (at its expense subject to the last sentence in this Section 10) the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The fees and expenses of the investment bank or the accountant, as the case may be, shall be borne by the Holder if such investment bank or accountant, as the case may be, determines that the Company’s calculations were accurate.
11. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
12. Transfer. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent including but not limited to, the signature guarantee of a guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association. If, at the time of the surrender of this Warrant in connection with any such transfer, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) eligible for resale pursuant to Rule 144, the Company may require, as a condition to such transfer, that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the Holder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act of 1933, as amended. Upon such surrender and, if required, such payment, the Company shall execute and deliver or cause to be executed and delivered a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. The Company shall register or cause to be registered this Warrant, upon records to be maintained by the Company or Warrant Agent for that purpose, in the name of the record Holder hereof from time to time. The Company or Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
13. Severability; Construction; Headings. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
14. Disclosure. In the event that the Company believes that a notice delivered by the Company in accordance with the terms of this Warrant contains material, nonpublic information relating to the Company or its subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. In the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.
15. Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and if the Holder does not utilize cashless exercise after expiration of the Rule 144 holding period, will contain a legend to the effect that the Warrant Shares are not registered.
16. Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:
(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.
(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iii) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) or Section 16 of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(c) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly

Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
(d) “Bloomberg” means Bloomberg Financial Markets.
(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(f) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 10. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
(g) “Common Stock” means (i) the Company’s Common Stock, par value $0.001 per share, (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock, and (iii) at the Holder’s election, if such non-voting class of Common Stock exists, any non-voting class of Common Stock.
(h) “Convertible Securities” means any stock or securities or other contractual rights (other than Options) directly or indirectly convertible into, settled in or exercisable or exchangeable for shares of Common Stock.
(i) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.
(j) “Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 2(h)) by the Company after the Issuance Date of: (a) shares of Common Stock issued upon the exercise of this Warrant; (b) shares of Common Stock issued directly or upon the conversion, settlement or exercise of Options or Convertible Securities to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Board or a duly authorized committee thereof and issued pursuant to the Company's equity incentive plan or outside of the Company’s equity incentive plan in accordance with Nasdaq Listing Rule 5635(c)(4) or its successor thereto; (c) shares of Common Stock issued to individuals pursuant to the Company’s employee stock purchase plan; (d) shares of Common Stock issued upon the conversion or exercise of Options (other than Options covered by clause (b) above) or Convertible Securities issued prior to the Issuance Date, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (e) shares of Common Stock, Options or Convertible Securities issued (i) to persons in connection with a joint venture, strategic alliance or other commercial relationship with such person (including persons that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company's business and not for the primary purpose of raising equity capital, (ii) as acquisition consideration in a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets, or (iii) to lenders as equity kickers in connection with debt financings of the Company, in each case where such transactions have been approved by the Board; or (f) shares of Common Stock, Options or Convertible Securities issued to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company obtains the use of such office space or equipment for its business.
(k) “Expiration Date” means the fifth (5th) anniversary of the Issuance Date.
(l) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.
(m) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(n) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(o) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(p) “Principal Market” means the Nasdaq Global Select Market.
(q) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Issuance Date was “T+2”.
(r) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(s) “Successor Entity” means one or more Person or Persons formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons with which such Fundamental Transaction shall have been entered into, or in each, case the resulting Parent Entity.
(t) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(u) “Warrant Agent” means Broadridge Corporate Issuer Solutions, Inc.

(v) “Warrant Agent Agreement” means that certain warrant agency agreement, dated on or about the Issuance Date, between the Company and the Warrant Agent.
(w) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as determined by the Board of Directors of the Company in good faith All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
17. Warrant Agent Agreement. If this Warrant is held in global form through DTC (or any successor depositary) or registered in certificate form with the Warrant Agent, then this Warrant is issued subject to the Warrant Agent

Agreement. To the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agent Agreement, the provisions of this Warrant shall govern and be controlling.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set out above.

OPTINOSE, INC.

By:
    Name:
    Title:

Countersigned:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:
Name:
Title:

EXHIBIT A
FORM OF EXERCISE NOTICE
[To be executed by the Holder to purchase shares of Common Stock under the Warrant]
OPTINOSE, INC.
The undersigned holder hereby exercises the attached Warrant to Purchase Common Stock (the “Warrant”) with respect to __________ shares of Common Stock (“Warrant Shares”) of OptiNose, Inc., a Delaware corporation (the “Company”) in the manner indicated below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
1. Form of Exercise. The Holder intends that exercise shall be made as:
☐ a “Cash Exercise” with respect to Warrant Shares; or
☐ a “Cashless Exercise” with respect to Warrant Shares.
2. Payment of Exercise Price. In the event that this notice relates to a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________ to the Company in accordance with the terms of the Warrant.
3. Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

Dated:

Name of Holder:

By:
Name:
Title:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
Notwithstanding anything to the contrary in the Warrant, if the Holder’s interest in the Warrant is a beneficial interest in certificate(s) representing the Warrant held in book-entry form through the Depository Trust Company or its nominee (“DTC”) (or another established clearing corporation performing similar functions), instead of executing and delivering this Form of Exercise Notice, the Holder shall effect exercises made pursuant to the Warrant by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise and complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable).

ACKNOWLEDGMENT
The Company hereby acknowledges this Exercise Notice and hereby directs Broadridge Corporate Issuer Solutions, Inc. to issue the above indicated number of shares of Common Stock on or prior to the applicable Delivery Date.

OPTINOSE, INC.

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:
Notwithstanding anything to the contrary in the Warrant, if the Holder’s interest in the Warrant is a beneficial interest in certificate(s) representing the Warrant held in book-entry form through the Depository Trust Company or its nominee (“DTC”) (or another established clearing corporation performing similar functions), instead of executing and delivering this Assignment Form, the Holder shall effect transfers or assignments made pursuant to the Warrant by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for transfer or assignment and complying with the procedures to effect transfers or assignments that are required by DTC (or such other clearing corporation, as applicable).